Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Christopher Abate
Redwood Trust, Inc. Monday, February 24, 2014		Chief Financial Officer (415) 384-3584
Mike McMahon Investor Relations (415) 384-3805

REDWOOD TRUST REPORTS FOURTH QUARTER 2013 RESULTS

MILL VALLEY, CA – February 24, 2014 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the fourth quarter of 2013 of $25 million, or $0.29 per fully diluted share. This compares to net income of $22 million, or $0.25 per fully diluted share, for the third quarter of 2013, and net income of $42 million, or $0.50 per fully diluted share, for the fourth quarter of 2012.

Redwood also reported estimated REIT taxable income of $20 million, or $0.24 per share, for the fourth quarter of 2013. This compares to estimated REIT taxable income of $20 million, or $0.24 per share, for the third quarter of 2013 and REIT taxable income of $18 million, or $0.23 per share, for the fourth quarter of 2012.

At December 31, 2013, Redwood reported a book value per share of $15.10, as compared to $14.65 at September 30, 2013.

Additional information on Redwood’s business, financial results, and taxable income can be found in The Redwood Review, a quarterly publication available on Redwood’s website at www.redwoodtrust.com. In order to complete the formatting of its Annual Report on Form 10-K with eXtensible Business Reporting Language (XBRL) tags, Redwood plans to file this Annual Report with the Securities and Exchange Commission by Thursday, February 27, 2014, and make it available on Redwood’s website.

Redwood will host an earnings call today, February 24, 2014, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fourth quarter 2013 financial results. The number to dial in order to listen to the conference call is 1-888-437-9364 in the U.S. and Canada. International callers must dial 1-719-457-2710. Callers should reference call ID# 7767910. A replay of the call will be available through midnight on March 10, 2014, and can be accessed by dialing 1-877-870-5176 in the U.S. and Canada or 1-858-384-5517 internationally and entering access code 7767910. Live audio of the conference call will also be accessible over the internet at www.redwoodtrust.com, where a link to the call will be posted on Redwood’s home page. To listen to the call over the internet, go to the Redwood website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood’s website following the call.

Cautionary Statement: This press release and the related conference call contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to estimates of taxable income and the filing of our Annual Report on Form 10-K. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
($ in millions, except share data)
	2013	2013	2013	2013	2012

Interest income	$57	$58	$58	$54	$53
Interest expense	(20)	(22)	(21)	(18)	(33)

Net interest income	38	36	36	35	20
(Provision for) reversal of provision for loan losses	(4)	(2)	3	(2)	(3)

Net interest income after provision	34	34	39	33	17
Noninterest income
Mortgage banking activities, net	17	(9)	48	46	21
MSR income, net	6	3	11	1	-
Other market valuation adjustments, net	1	-	(6)	-	2
Realized gains, net	2	11	-	12	20

Total noninterest income	25	5	53	59	43
Operating expenses	(19)	(22)	(23)	(20)	(18)
Other expense	(12)	-	-	-	-
(Provision for) benefit from income taxes	(2)	5	(3)	(11)	-

Net income	$25	$22	$66	$61	$42

Average diluted shares (thousands)	84,395	84,422	96,172	87,345	82,498
Diluted earnings per share	$0.29	$0.25	$0.71	$0.69	$0.50
Regular dividends declared per common share	$0.28	$0.28	$0.28	$0.28	$0.25

(1) Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)
($ in millions, except share data)	Year Ended December 31,
	2013	2012

Interest income	$226	$231
Interest expense	(81)	(121)

Net interest income	145	111
Provision for loan losses	(5)	(4)

Net interest income after provision	141	107
Noninterest income
Mortgage banking activities, net	101	36
MSR income (loss), net	20	(1)
Other market valuation adjustments, net	(6)	2
Realized gains, net	25	55

Total noninterest income	140	92
Operating expenses	(85)	(65)
Other expense	(12)	-
Provision for income taxes	(11)	(1)

Net income	$173	$132

Average diluted shares (thousands)	93,695	80,674
Diluted earnings per share	$1.94	$1.59
Regular dividends declared per common share	$1.12	$1.00

(1) Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)	31-Dec 2013	30-Sep 2013	30-Jun 2013	31-Mar 2013	31-Dec 2012
($ in millions, except share data)

Residential loans	$2,166	$2,593	$3,219	$2,965	$2,836
Commercial loans	432	380	495	401	313
Real estate securities	1,683	1,325	1,314	1,231	1,109
Mortgage servicing rights	65	60	43	18	5
Cash and cash equivalents	173	205	208	79	81
Other assets	89	98	156	103	101

Total Assets	$4,609	$4,660	$5,435	$4,797	$4,444

Short-term debt	$863	$838	$1,446	$721	$552
Other liabilities	81	81	122	80	83
Asset-backed securities issued	1,943	2,062	2,214	2,365	2,529
Long-term debt	476	472	444	444	140

Total liabilities	3,363	3,452	4,226	3,609	3,304

Stockholders’ equity	1,246	1,207	1,209	1,188	1,140

Total Liabilities and Equity	$4,609	$4,660	$5,435	$4,797	$4,444

Shares outstanding at period end (thousands)	82,505	82,389	82,332	81,706	81,716
GAAP book value per share	$15.10	$14.65	$14.69	$14.54	$13.95

(1) Certain totals may not foot due to rounding. See notes to consolidating balance sheet on page 6.

REDWOOD TRUST, INC.

The following tables show the estimated effect that activities at Redwood and our Consolidated Sequoia Entities had on GAAP income for the three and twelve months ended December 31, 2013.

Consolidating Income Statement (1)
Three Months Ended December 31, 2013
($ in millions)		Consolidated	Redwood
	At Redwood (2)	Sequoia Entities	Consolidated

Interest income	$41	$8	$48
Net discount (premium) amortization	10	(1)	9

Total interest income	51	7	57
Interest expense	(14)	(6)	(20)

Net interest income	37	1	38
Provision for loan losses	(1)	(3)	(4)

Net interest income (loss) after provision	36	(2)	34
Noninterest income
Mortgage banking activities, net	17	-	17
MSR income, net	6		6
Other market valuation adjustments, net	1	-	1
Realized gains, net	2	-	2

Total noninterest income	25		25
Operating expenses	(19)	-	(19)
Other expense	(12)	-	(12)
Provision for income taxes	(2)	-	(2)

Net Income (Loss)	$27	$(2)	$25

Consolidating Income Statement (1)
Twelve Months Ended December 31, 2013
($ in millions)		Consolidated	Redwood
	At Redwood (2)	Sequoia Entities	Consolidated

Interest income	$155	$41	$196
Net discount (premium) amortization	37	(7)	31

Total interest income	192	34	226
Interest expense	(55)	(26)	(81)

Net interest income	137	8	145
Provision for loan losses	(3)	(1)	(5)

Net interest income after provision	134	6	140
Noninterest income
Mortgage banking activities, net	101	-	101
MSR income, net	20	-	20
Other market valuation adjustments, net	(5)	(1)	(6)
Realized gains, net	25	-	25

Total noninterest income	141	-	141
Operating expenses	(85)	-	(85)
Other expense	(12)	-	(12)
Provision for income taxes	(11)	-	(11)

Net Income	$167	$6	$173

(1) Certain totals may not foot due to rounding.

(2) The interest income and interest expense related to the residential resecuritization we engaged in during the third quarter of 2011 and the commercial securitization we engaged in during the fourth quarter of 2012 are included in the at Redwood column.

REDWOOD TRUST, INC.

We present this table to highlight the estimated effect that at Redwood and our Consolidated Sequoia Entities had on our GAAP balance sheet at December 31, 2013.

Consolidating Balance Sheet (1)
December 31, 2013
($ in millions)		Consolidated	Redwood
	At Redwood (2)	Sequoia Entities	Consolidated

Residential loans	$404	$1,762	$2,166
Commercial loans	432	-	432
Real estate securities	1,683	-	1,683
Mortgage servicing rights	65	-	65
Cash and cash equivalents	173	-	173

Total earning assets	2,758	1,762	4,520
Other assets	81	8	89

Total Assets	$2,838	$1,770	$4,609

Short-term debt	$863	$-	$863
Other liabilities	79	1	81
Asset-backed securities issued	249	1,694	1,943
Long-term debt	476	-	476

Total liabilities	1,667	1,696	3,363

Stockholders’ equity	1,171	75	1,246

Total Liabilities and Equity	$2,838	$1,770	$4,609

(1) We are required under GAAP to consolidate the assets and liabilities of certain securitization entities we have sponsored for financial reporting purposes. However, the securitized assets of these entities are not legally ours and we own only the securities and interests that we acquired from these securitization entities. Similarly, the liabilities of these entities are obligations payable only from the cash flow generated by their securitized assets and are not obligations of Redwood.

Certain totals may not foot due to rounding.

(2) Included in the “At Redwood” column are the assets and liabilities of the Residential Resecuritization and Commercial Securitization transactions we completed in 2011 and 2012, respectively. These transactions are treated as secured borrowings under GAAP. At December 31, 2013, the Residential Resecuritization accounted for $264 million of assets ($263 million of available-for-sale securities at fair value and $1 million of other assets) and $95 million of asset-backed securities issued (at amortized cost). Our $169 million investment in this resecuritization, as estimated for GAAP, equals the difference between these assets and liabilities. At December 31, 2013, the Commercial Securitization accounted for $270 million of assets ($258 million of commercial real estate loans at historical cost and $12 million of other assets) and $154 million of asset-backed securities issued (at amortized cost). Our $116 million investment in this securitization, as estimated for GAAP, equals the difference between these assets and liabilities.